UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2008

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2008, Unigene Laboratories, Inc. (the “Company”) entered into (i) an Agreement between the Company and Shijiazhuang Pharmaceutical Group Corporation, a legal entity established under the laws of the People’s Republic of China (“SPG”) (the “Agreement”), and (ii) a Technology Transfer Agreement between the Company and SPG (the “Tech Transfer Agreement”). Both of these agreements have been assigned by SPG to its subsidiary China Pharmaceutical Group Limited (“CPG”).

The Agreement sets forth additional rights and obligations of the parties with respect to that certain joint venture named Unigene Biotechnology Co. Ltd. formed between the Company and SPG by that certain Joint Venture Contract dated June 15, 2000 (the “JV”). Among other things, the Agreement sets the revised registered capital of the JV at $7 million and the total capital investment of the JV at $15 million. The Agreement provides that Unigene will contribute its 45% of the registered capital, or $3.150 million, in the form of (a) cash in the amount of $1.050 million, which CPG has agreed to lend to Unigene for two years from the date of CPG’s deposit to the JV, on an interest-free basis (the “Initial Cash Contribution”), and (b) a portion of the technologies and know-how to be licensed to the JV under the terms of the Tech Transfer Agreement described below. The Agreement provides that the licensed technologies to be contributed by the Company in respect of the total capital investment have been assigned a total value of $4.5 million.

In lieu of cash repayment of the Initial Cash Contribution or future cash capital contributions, the Agreement provides that Unigene may elect to provide additional technologies or reduce its ownership interest in the JV. If the joint venture partners agree, in addition to future contributions, if any, by the partners, the JV may seek possible third party equity or debt financing.

The Tech Transfer Agreement relates to certain proprietary technologies that the Company has agreed it will license to the JV to support the research, development and manufacturing of recombinant salmon calcitonin and parathyroid hormone and other yet-to-be-identified products in the People’s Republic of China. The initial programs of the JV may involve injectable, nasal and oral formulations of calcitonin and injectable and nasal formulations of parathyroid hormone, as well as peptide manufacturing. The license to the JV will be exclusive in the People’s Republic of China. Under the terms of the Tech Transfer Agreement, the Company will assist the JV in constructing facilities that meet international ICH and U.S. FDA guidelines. Any improvements to the licensed technologies will be owned by the Company. During the term of the Tech Transfer Agreement, the Company agrees to supply amidating enzymes to the JV and the JV agrees that it will purchase its supply requirement of those enzymes exclusively from the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: April 28, 2008